Exhibit 10.7

AMENDMENT TO

AARON RENTS, INC.

2001 STOCK OPTION AND INCENTIVE AWARD PLAN

THIS AMENDMENT (“Amendment”) to the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan, which was most recently amended and restated effective as of February 24, 2009 (the “Plan”) is hereby made and entered into Aaron’s Holdings Company, Inc. (“Holdings”), effective as of October 16, 2020.

W I T N E S S E T H:

WHEREAS, effective on the closing of the transactions contemplated by the Agreement and Plan of Merger, dated May 1, 2020, among the Aaron’s, Inc. (“Aaron’s”), Holdings and Aaron’s Merger Sub, Inc. (the “Merger”), responsibility for the Plan, including administration of the Plan and payment of all outstanding awards under the Plan, will be assumed by Holdings;

WHEREAS, Holdings desires to amend the Plan to provide that all awards granted under the Plan outstanding as of the date of the Merger and payable in Aaron’s common stock shall be paid in shares of Holdings common stock, subject to equitable adjustments under Section 4.3 of the Plan, and governed by the terms of the respective award agreements and by the Plan; and

WHEREAS, Holdings has reserved the right to amend the Plan in accordance with Section 13.1 of the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows effective as of October 16, 2020:

1. The Plan is amended to replace all references to “Aaron Rents, Inc.” with “Aaron’s Holdings Company, Inc.” such that references to “Company” shall refer to Holdings and references to “Shares” shall refer to the common stock of Holdings.

2. Except as specifically amended herein, the provisions of the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been duly executed on behalf of Holdings on this 16th day of October 2020, to be effective as of October 16, 2020.

AARON’S HOLDINGS COMPANY, INC.

By:	/s/ Robert W. Kamerschen
Name: Robert W. Kamerschen
Title: Secretary

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